As filed with the Securities and Exchange Commission on April 7, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GOLDEN MINERALS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	26-4413382
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

350 Indiana Street, Suite 800

Golden, Colorado 80401

(Address of Principal Executive Offices)

2009 Equity Incentive Plan

(Full title of the plan)

Robert P. Vogels

Sr. Vice President and Chief Financial Officer

Golden Minerals Company

350 Indiana Street, Suite 800

Golden, Colorado 80401

Telephone: (303) 839-5060
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

With copies to: Deborah J. Friedman Brian Boonstra Davis Graham & Stubbs LLP 1550 Seventeenth Street, Suite 500 Denver, Colorado 80202 Telephone: (303) 892-9400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock (par value $0.01 per share)	635,287 shares	$7.78	$4,942,532.86	$352.40

(1)          Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers any securities that may be offered or issued pursuant to the Golden Minerals Company 2009 Equity Incentive Plan as a result of adjustments for stock dividends, stock splits and similar changes.

(2)          Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act based upon the average of the high and low prices of the common stock of Golden Minerals Company as quoted on the NYSE Amex Equities Exchange on March 30, 2010.

(3)          Golden Minerals Company filed a Registration Statement on Form S-1 (333-162486) on October 14, 2009 and paid a filing fee of $6,417.00, calculated in accordance with Rule 457(o) under the Securities Act.  Golden Minerals Company subsequently amended its Registration Statement on Form S-1 on March 15, 2010 to, among other things, reduce the Proposed Maximum Offering Price, which resulted in a registration fee $3,032.03, calculated in accordance with Rule 457(o) under the Securities Act.  The March 15, 2010 amendment was declared effective by the Commission on March 18, 2010, resulting in a difference of $3,393.97 between the original filing fee paid and the amount of securities ultimately registered.  Pursuant to Rule 457(p) under the Securities Act, the registration fee of $352.40 due in connection with the filing of this Registration Statement on Form S-8 is offset entirely by a portion of the $3,393.97 of securities unsold under the Registration Statement on Form S-1 (333-162486).

Explanatory Note

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 635,287 shares of common stock, par value $0.01 per share, of Golden Minerals Company (the “Company”), which may be issued pursuant to awards under the Golden Minerals Company 2009 Equity Incentive Plan (the “Plan”). In accordance with General Instruction E to Form S-8, the Company incorporates herein by reference the contents of the Form S-8 filed by the Company with respect to the Plan on May 8, 2009 (Registration No. 333-159096), together with all exhibits filed therewith or incorporated therein by reference to the extent not otherwise amended or superseded by the contents hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS

Exhibit No.	Description of Exhibit
4.1	Golden Minerals Company 2009 Equity Incentive Plan(1)
5.1	Opinion of Davis Graham & Stubbs LLP*
23.1	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP*
24.1	Power of Attorney (included on signature page of this Registration Statement)

*  Filed Herewith

(1)  Incorporated by reference to our Registration Statement on Form S-8 filed May 8, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado, on April 7, 2010.

GOLDEN MINERALS COMPANY

By:	/S/ JEFFREY G. CLEVENGER
Name:	Jeffrey G. Clevenger
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Jeffrey G. Clevenger and Robert P. Vogels, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits and schedules thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JEFFREY G. CLEVENGER	President and Chief Executive Officer (Principal Executive Officer) and Chairman of the Board of Directors	April 7, 2010
Jeffrey G. Clevenger

/S/ ROBERT P. VOGELS	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 7, 2010
Robert P. Vogels

/S/ W. DURAND EPPLER	Director	April 7, 2010
W. Durand Eppler

/s/ Ian Masterton-Hume	Director	April 7, 2010
Ian Masterton-Hume

/S/ KEVIN R. MORANO	Director	April 7, 2010
Kevin R. Morano

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Signature	Title	Date

/S/ TERRY M. PALMER	Director	April 7, 2010
Terry M. Palmer

/S/ DAVID WATKINS	Director	April 7, 2010
David Watkins

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1	Golden Minerals Company 2009 Equity Incentive Plan(1)
5.1	Opinion of Davis Graham & Stubbs LLP*
23.1	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP*
24.1	Power of Attorney (included on signature page of this Registration Statement)

*  Filed Herewith

(1)  Incorporated by reference to our Registration Statement on Form S-8 filed May 8, 2009.

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